UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

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REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers.

(e) On June 6, 2013, Redwood Trust, Inc. (the “Company”) announced that Scott M. Chisholm, a Managing Director, will be resigning from the Company effective as of July 1, 2013 (the “separation date”). Subsequently, on June 6, 2013, the Company entered into a Transition and Separation Agreement with Mr. Chisholm. The agreement provides, subject to specified conditions, for a $500,000 lump-sum payment to be made to Mr. Chisholm following the separation date, $1,250,000 to be paid in monthly installments during the period of January 1, 2014 through December 31, 2015 and for the forfeiture of all unvested equity-based awards previously awarded to Mr. Chisholm under the Company’s 2002 Incentive Plan, as amended. The agreement also contains other customary terms and provisions, such as provisions relating to confidentiality and release of claims. A copy of the agreement is filed as Exhibit 10.1 to this Current Report.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit 10.1	Transition and Separation Agreement dated June 6, 2013

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2013	REDWOOD TRUST, INC.
	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title

Exhibit 10.1	Transition and Separation Agreement dated June 6, 2013